Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-120012) pertaining to the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan, 2002 Stock Incentive Plan, 2004 Stock Incentive Plan and 2004 Associate Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-159313) pertaining to the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan; and
(3)	Registration Statement (Form S-8 No. 333-195925) pertaining to the Build-A-Bear Workshop, Inc. Third Amended and Restated 2004 Stock Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-218034) pertaining to the Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan;

of our reports dated April 16, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Build-A-Bear Workshop, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year-ended February 1, 2020, and the financial statement schedule of Build-A-Bear Workshop, Inc. and Subsidiaries included herein.

/s/ Ernst & Young LLP
St. Louis, Missouri
April 16, 2020